As filed with the  Securities and  Exchange Commission on December 15, 1998.
                                                        Registration No. 33-

============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933

                                   CDI CORP.
             (Exact name of Registrant as specified in its charter)

                          1717 Arch Street, 35th Floor
Pennsylvania        Philadelphia, Pennsylvania 19103-2768           23-2394430
(State of          (Address of principal executive offices)   (I.R.S. Employer
Incorporation)                (Zip Code)                   Identification No.)

                                   CDI CORP.
                      1998 NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                           Joseph R. Seiders, Esquire
                                   CDI Corp.
                          1717 Arch Street, 35th Floor
                     Philadelphia, Pennsylvania 19103-2768
                    (name and address of agent for service)

                                 (215) 569-2200
         (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                            Paul S. Kimbol, Esquire
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                     Philadelphia, Pennsylvania 19103-2793
                                 (215) 994-2603



                        CALCULATION OF REGISTRATION FEE



------------------------------ ------------------- ----------------------- ------------------------- ---------------------
                                                   Proposed                Proposed
Title of                       Amount              maximum                 maximum                   Amount of
securities                     to be               offering                aggregate                 registration
to be registered               registered(1)       price per share(2)      offering price(2)         fee(3)
------------------------------ ------------------- ----------------------- ------------------------- ---------------------

Common Stock
par value $.10 per             1,600,000 shares    $20.4375                $32,700,000               $9,647
share

------------------------------ ------------------- ----------------------- ------------------------- ---------------------

(1)       This registration  statement of CDI Corp. (the "Corporation")  relates to the  registration  of the offer and sale of up to an  aggregate  of
          1,600,000  shares of the  Corporation's  Common Stock, par value $0.10
          per  share  ("Common   Stock"),   pursuant  to  the  CDI  Corp.   1998
          Non-Qualified Stock Option Plan.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on December 11, 1998, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule
          457 under the Securities Act of 1933.

(3) Calculated pursuant to Section 6(b) as follows: Proposed maximum aggregate offering price multiplied by 0.000295.


==================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the CDI Corp. 1998 Non-Qualified Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents of CDI Corp. (the "Registrant") and the Plan filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

          (a) The Registrant's annual report filed on Form 10-K filed on March 6, 1998, by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, for the fiscal year ended December 31, 1997;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the "Exchange Act" since December 31, 1997;

          (c) A description of the Common Stock contained in the Corporation's Registration Statement on Form 8-A, filed on October 31, 1988 under Section 12(g) of the Exchange Act, including all amendments and reports updating such description; and

          (d) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Sections 1741 and 1742 of the Pennsylvania Business Corporation Law authorizes indemnification if the person to be indemnified acted in good faith and in a manner he believed was not opposed to the best interests of the Company and had no reasonable cause to believe was unlawful. Whether the person to be indemnified acted in good faith shall be determined by the members of the Board not parties to such litigation, independent counsel or shareholders. Such indemnity shall not be allowed in a derivative suit in which such person is adjudged liable for negligence or misconduct except to the extent allowed by the court. Whether such proceeding is brought by or in the right of the Company or otherwise, indemnification shall be allowed only as specifically authorized by the Board in each case. Section 9-04 of the Company's bylaws extends the right of each director or officer of the Company to indemnification by the Company to include amounts awarded in or paid in settlement of an action by or in the right of the Company, and provides generally that the Company shall pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification by the Company.

          Section 1713 of the Pennsylvania Business Corporation Law permits Pennsylvania corporations to limit the liability of directors. At the 1987 annual meeting, the shareholders approved new provisions for the Company's bylaws to limit the liability of directors to the extent permitted by law. These provisions (a) limit the directors' personal liability for monetary damages arising out of breaches of their fiduciary duty of care, without changing the statutory requirement that they perform their duties with diligence and care,
(b) extend the right of each director, officer, employee or agent of the Company to indemnification by the Company to include amounts awarded in or paid in settlement of an action by or in the right of the Company, and (c) provide generally that the Company pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification by the Company.

          The Company maintains directors' and officers' liability insurance, as permitted by its bylaws, with a current policy limit of $15,000,000.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          The following exhibits are filed herewith and are incorporated by reference as part of this Registration Statement:

          4.1 Articles of Incorporation of the Registrant, incorporated herein by reference to the Registrant's report on Form 10-Q for the quarter ended June 30, 1990. (File No. 1-5519)

          4.2 Bylaws of the Registrant, incorporated herein by reference to the Registrant's report on Form 10-Q for the quarter ended June 30, 1990. (File No. 1-5519)

          5.1 Opinion of Joseph R. Seiders, Senior Vice President and General Counsel, CDI Corp., as to the legality of securities being registered

          23.1      Consent of KPMG Peat Marwick LLP

          23.2 Consent of Joseph R. Seiders, Senior Vice President and General Counsel, CDI Corp. (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

          24.1 Power of Attorney (set forth on signature page of this Registration Statement)

Item 9.  Undertakings.

Undertakings required by Item 512(a)
of Regulation S-K

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b)
of Regulation S-K

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

Undertakings required by Item 512(h)
of Regulation S-K

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on December 11, 1998.

                                         CDI CORP.

                                         By: /s/ MITCHELL WIENICK
                                             Mitchell Wienick
                                             President, Chief Executive Officer
                                             and Director

                                         By: /s/ JOHN D. SANFORD
                                             John D. Sanford
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Wienick, John D. Sanford and Joseph R. Seiders, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.*

                                         By: /s/ WALTER E. BLANKLEY
                                             Walter E. Blankley
                                             Director
                                         Date: December 11,1998

                                         By: /s/ JOHN M. COLEMAN
                                             John M. Coleman
                                             Director
                                         Date: December 11, 1998


                                         By: /s/ WALTER R. GARRISON
                                             Walter R. Garrison
                                             Director
                                         Date: December 11, 1998


                                         By: /s/ KAY HAHN HARRELL
                                             Kay Hahn Harrell
                                             Director
                                         Date: December 11, 1998


                                         By: /s/ LAWRENCE C. KARLSON
                                             Lawrence C. Karlson
                                             Director
                                         Date: December 11, 1998


                                         By: /s/ ALLEN M. LEVANTIN
                                             Allen M. Levantin
                                             Director
                                         Date: December 11, 1998


                                         By: /s/ ALAN B. MILLER
                                             Alan B. Miller
                                             Director
                                         Date: December 11, 1998


                                         By: /s/ BARTON J. WINOKUR
                                             Barton J. Winokur
                                             Director
                                         Date: December 11, 1998


* Signatures representing a majority of the Registrant's Board of Directors

                                 EXHIBIT INDEX

Exhibit No.    Document

     4.1 Articles of Incorporation of the Registrant, incorporated herein by reference to the Registrant's report on Form 10-Q for the quarter ended June 30, 1990. (File No. 1-5519)

     4.2 Bylaws of the Registrant, incorporated herein by reference to the Registrant's report on Form 10-Q for the quarter ended June 30, 1990 (File No. 1-5519)

     5.1 Opinion of Joseph R. Seiders, Senior Vice President and General Counsel, CDI Corp., as to the legality of securities being registered

     23.1      Consent  of KPMG  Peat  Marwick  LLP

     23.2 Consent of Joseph R. Seiders, Senior Vice President and General Counsel, CDI Corp. (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

     24.1      Power  of  Attorney   (set  forth  on  signature   page  of  this
               Registration Statement)

                                 EXHIBIT NO. 5.1




               OPINION OF JOSEPH R. SEIDERS, SENIOR VICE PRESIDENT
                         AND GENERAL COUNSEL, CDI CORP.

                                [CDI LETTERHEAD]





                                December 11, 1998

CDI Corp.
1717 Arch Street, 35th Floor
Philadelphia, Pennsylvania  19103-2768

Dear Sirs:

          With reference to the registration statement on Form S-8 which CDI Corp. (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 1,600,000 common shares (par value $0.10 per share) of the Company (the "Shares") which may be offered and sold by the Company under the CDI Corp. 1998 Non-Qualified Stock Option Plan (the "Plan"), which Shares, under the terms of the Plan may be authorized and unissued shares or treasury shares, I am of the opinion that:

          1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania;

          2. all proper corporate proceedings have been taken so that any Shares to be offered and sold which are newly issued have been duly authorized and, upon sale and payment therefor in accordance with the Plan and the resolutions of the Board of Directors relating to the offering and sale of common shares thereunder, will be legally issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.

                                                     Very truly yours,

                                                     /s/ Joseph R. Seiders

                                EXHIBIT NO. 23.1



                        CONSENT OF KPMG PEAT MARWICK LLP

                        CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
CDI Corp.:

We consent to the use of our report dated February 19, 1998, incorporated herein by reference, with respect to the consolidated financial statements of CDI Corp. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, and the financial statement schedule for the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of CDI Corp.

Philadelphia, Pennsylvania
December 11, 1998